Exhibit 21




                                  Subsidiaries
                                       Of
                                     Company



          Hamilton Aerospace Technologies, Inc., a Nevada Corporation,
            wholly owned subsidiary of Renegade Venture Corporation,
                             6901 South Park Avenue
                                Tucson, AZ 85706


                              World Jet Corporation
         Wholly owned subsidiary of Renegade Venture (NEV.) Corporation
                                6900 S. Park Ave.
                                Tucson, AZ 85706